Exhibit 99.1

Contact:	Investor Relations
W. Douglass Harris
William Lyon Homes
(949) 833-3600

WILLIAM LYON HOMES REPORTS

FOURTH QUARTER AND FULL YEAR 2006 NET INCOME

Financial Highlights

2006 Fourth Quarter

•	Net new home orders of 504, up 10%

•	New home deliveries of 938, down 36%

•	Consolidated operating revenue of $465.3 million, down 44%

•	Homebuilding gross margins of $84.7 million, down 54%

•	Homebuilding gross margin percentage of 18.3%, down 520 basis points

•	Impairment loss on real estate assets of $25.9 million

•	Net income of $7.7 million, down 91%

2006 Full Year

•	Net new home orders of 2,202, down 34%

•	New home deliveries of 2,887, down 10%

•	Consolidated operating revenue of $1.492 billion, down 20%

•	Homebuilding gross margins of $318.1 million, down 27%

•	Homebuilding gross margin percentage of 21.5%, down 360 basis points

•	Impairment loss on real estate assets of $39.9 million

•	Net income of $74.8 million, down 61%

NEWPORT BEACH, CA—February 28, 2007—William Lyon Homes today reported that net income for the fourth quarter ended December 31, 2006 decreased 91% to $7,681,000, as compared to net income of $87,955,000 for the comparable period a year ago. Consolidated operating revenue decreased 44% to $465,338,000 for the quarter ended December 31, 2006, as compared to $825,881,000 for the comparable period a year ago.

For the year ended December 31, 2006, the Company reported net income of $74,778,000, a decrease of 61% as compared to net income of $190,631,000 for the comparable period a year ago. Consolidated operating revenue decreased 20% to $1,492,221,000 for the year ended December 31, 2006, as compared with $1,856,383,000 for the comparable period a year ago.

Operating revenue for the three months ended December 31, 2006 and 2005 included $4,357,000 and $46,344,000, respectively, from the sales of land resulting in gross profit of approximately $1,833,000 and $35,462,000, respectively. Operating revenue for the years ended December 31, 2006 and 2005 included $13,527,000 and $111,316,000, respectively, from the sales of land resulting in gross profit of approximately $7,793,000 and $66,542,000, respectively. In accordance with the Company’s long established policy, and in the ordinary course of business, the Company continually evaluates land sales as market and business conditions warrant.

In addition, the Company incurred costs of approximately $5,370,000 and $10,790,000 during the fourth quarter and year ended December 31, 2006, respectively, related to the abandonment and write-off of project pre-acquisition costs and land option deposits for certain of the Company’s potential projects, which are included in cost of sales - lots, land and other in the consolidated statements of income.

During the last half of the fourth quarter of 2005, the Company began to experience slowing in new orders in many of its markets, increases in cancellation rates and increasing pricing pressures from several of its competitors who initiated aggressive incentive and discounting programs. This softening in the Company’s markets continued in 2006.

The Company incurred impairment losses on real estate assets of $25,870,000 for the three months ended December 31, 2006 and $39,895,000 for the twelve months ended December 31, 2006. The impairments were primarily attributable to slower than anticipated home sales and lower than anticipated net revenue due to softening market conditions. Accordingly, the real estate assets were written-down to their estimated fair value.

The Company’s combined results including joint ventures were as follows: The number of homes closed for the three months ended December 31, 2006 was 938, down 36% as compared to 1,468 for the three months ended December 31, 2005. The number of homes closed for the year ended December 31, 2006 was 2,887, a decrease of 10% as compared to 3,196 for the year ended December 31, 2005. The Company’s backlog of homes sold but not closed was 606 at December 31, 2006, down 53% from 1,291 at December 31, 2005. The Company’s dollar amount of backlog of homes sold but not closed at December 31, 2006, was $295,505,000, down 57% from $691,627,000 at December 31, 2005. The cancellation rate of buyers who contracted to buy a home but did not close escrow was approximately 33% during 2006 and 16% during 2005. However, the cancellation rate from January 1, 2007 through February 25, 2007 has decreased to approximately 21%.

Net new home orders for the three months ended December 31, 2006 were 504, an increase of 10% as compared to 460 for the three months ended December 31, 2005. Net new home orders for the year ended December 31, 2006 were 2,202, a decrease of 34% as compared to 3,321 for the year ended December 31, 2005. The average number of sales locations was 52 for the year ended December 31, 2006, an increase of 27% as compared to 41 for the year ended December 31, 2005.

During the fourth quarter of 2006, the average sales price of homes (including joint ventures) was $491,500, down 7% as compared to $531,000 for the comparable period a year ago. For the year ended December 31, 2006, the average sales price of homes (including joint ventures) was $512,200, down 6% as compared to $546,000 for the year ended December 31, 2005. The lower average sales price reflects a change in product mix and an increase in the use of sales incentives due to the slowing of new orders and competitive pressures.

For the quarter ended December 31, 2006, the Company’s homebuilding gross margin percentage decreased to 18.3% from 23.5% for the quarter ended December 31, 2005. For the year ended December 31, 2006, the Company’s homebuilding gross margin percentage decreased to 21.5% from 25.1% for the year ended December 31, 2005. These lower gross margin percentages were primarily due to the earlier close out of projects with higher gross margins, a shift in product mix, a decrease in average sales prices and increases in land costs which resulted in higher cost of sales when homes closed.

In 2006, the Company was focused on increasing the number of sales locations in each of its markets and at December 31, 2006, the Company ended the year with 53 active sales locations as compared to 44 active sales locations at December 31, 2005.

Selected financial and operating information for the Company, including joint ventures, is set forth in greater detail in a schedule attached to this release.

The Company will hold a conference call on Thursday, March 1, 2007 at 11:00 a.m. Pacific Time to discuss the fourth quarter and year end 2006 earnings results. The dial-in number is (866) 510-0710 (enter passcode number 47830641). Participants may call in beginning at 10:45 a.m. Pacific Time. In addition, the call will be broadcast from William Lyon Homes’ website at www.lyonhomes.com in the “Investor Relations” section of the site. The call will be recorded and replayed beginning on March 1, 2007 at 1:00 p.m. Pacific Time through midnight on March 30, 2007. The dial-in number for the replay is (888) 286-8010 (enter passcode number 62240419). Replays of the call will also be available on the Company’s website approximately two hours after broadcast.

William Lyon Homes is primarily engaged in the design, construction and sales of new single-family detached and attached homes in California, Arizona and Nevada. The Company’s corporate headquarters are located in Newport Beach, California. For more information about the Company and its new home developments, please visit the Company’s web-site at www.lyonhomes.com.

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, terrorism or hostilities involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather conditions, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended December 31,
	2006			2005
	Wholly- Owned	Joint Ventures	Consolidated Total	Wholly- Owned	Joint Ventures	Consolidated Total
Selected Financial Information (dollars in thousands)
Homes closed	831	107	938	1,122	346	1,468

Home sales revenue	$417,523	$43,458	$460,981	$594,867	$184,670	$779,537
Cost of sales	(343,328)	(32,951)	(376,279)	(463,106)	(132,979)	(596,085)

Gross margin	$74,195	$10,507	$84,702	$131,761	$51,691	$183,452

Gross margin percentage	17.8%	24.2%	18.3%	22.1%	28.0%	23.5%

Number of homes closed
California	469	107	576	723	346	1,069
Arizona	217	—	217	191	—	191
Nevada	145	—	145	208	—	208

Total	831	107	938	1,122	346	1,468

Average sales price
California	$638,700	$406,100	$595,500	$625,800	$533,700	$596,000
Arizona	298,700	—	298,700	366,500	—	366,500
Nevada	366,500	—	366,500	348,100	—	348,100

Total	$502,400	$406,100	$491,500	$530,200	$533,700	$531,000

Number of net new home orders
California	264	71	335	229	61	290
Arizona	45	—	45	88	—	88
Nevada	124	—	124	82	—	82

Total	433	71	504	399	61	460

Average number of sales locations during quarter
California	32	7	39	23	7	30
Arizona	6	—	6	5	—	5
Nevada	11	—	11	9	—	9

Total	49	7	56	37	7	44

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION (Continued)

(unaudited)

	As of December 31,
	2006			2005
	Wholly- Owned	Joint Ventures	Consolidated Total	Wholly- Owned	Joint Ventures	Consolidated Total
Backlog of homes sold but not closed at end of period
California	303	52	355	608	123	731
Arizona	191	—	191	396	—	396
Nevada	60	—	60	164	—	164

Total	554	52	606	1,168	123	1,291

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$197,123	$24,122	$221,245	$427,102	$64,355	$491,457
Arizona	51,852	—	51,852	141,132	—	141,132
Nevada	22,408	—	22,408	59,038	—	59,038

Total	$271,383	$24,122	$295,505	$627,272	$64,355	$691,627

Lots controlled at end of period
Owned lots
California	4,895	530	5,425	4,296	1,290	5,586
Arizona	3,996	2,568	6,564	3,627	822	4,449
Nevada	1,299	—	1,299	1,483	—	1,483

Total	10,190	3,098	13,288	9,406	2,112	11,518

Optioned lots (1)
California			2,872			4,650
Arizona			3,492			8,232
Nevada			1,013			2,189

Total			7,377			15,071

Total lots controlled
California			8,297			10,236
Arizona			10,056			12,681
Nevada			2,312			3,672

Total			20,665			26,589

(1)	Optioned lots may be purchased as wholly-owned projects or by newly formed joint ventures.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Twelve Months Ended December 31,
	2006			2005
	Wholly- Owned	Joint Ventures	Consolidated Total	Wholly- Owned	Joint Ventures	Consolidated Total
Selected Financial Information (dollars in thousands)
Homes closed	2,540	347	2,887	2,508	688	3,196

Home sales revenue	$1,327,297	$151,397	$1,478,694	$1,338,208	$406,859	$1,745,067
Cost of sales	(1,052,657)	(107,957)	(1,160,614)	(1,012,761)	(294,266)	(1,307,027)

Gross margin	$274,640	$43,440	$318,080	$325,447	$112,593	$438,040

Gross margin percentage	20.7%	28.7%	21.5%	24.3%	27.7%	25.1%

Number of homes closed
California	1,431	347	1,778	1,315	688	2,003
Arizona	593	—	593	628	—	628
Nevada	516	—	516	565	—	565

Total	2,540	347	2,887	2,508	688	3,196

Average sales price
California	$646,900	$436,300	$605,800	$707,400	$591,400	$667,600
Arizona	346,800	—	346,800	321,500	—	321,500
Nevada	379,700	—	379,700	364,600	—	364,600

Total	$522,600	$436,300	$512,200	$533,600	$591,400	$546,000

Number of net new home orders
California	1,111	291	1,402	1,566	566	2,132
Arizona	388	—	388	542	—	542
Nevada	412	—	412	647	—	647

Total	1,911	291	2,202	2,755	566	3,321

Average number of sales locations during year
California	28	6	34	20	8	28
Arizona	6	—	6	5	—	5
Nevada	12	—	12	8	—	8

Total	46	6	52	33	8	41

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Operating revenue
Home sales	$460,981	$779,537	$1,478,694	$1,745,067
Lots, land and other sales	4,357	46,344	13,527	111,316

	465,338	825,881	1,492,221	1,856,383

Operating costs
Cost of sales - homes	(376,279)	(596,085)	(1,160,614)	(1,307,027)
Cost of sales - lots, land and other	(7,894)	(10,882)	(16,524)	(44,774)
Impairment loss on real estate assets	(25,870)	(4,600)	(39,895)	(4,600)
Sales and marketing	(24,513)	(22,585)	(72,349)	(59,422)
General and administrative	(12,077)	(27,165)	(61,390)	(90,045)
Other	(4,212)	(668)	(6,502)	(2,450)

	(450,845)	(661,985)	(1,357,274)	(1,508,318)

Equity in (loss) income of unconsolidated joint ventures	(156)	(212)	3,242	4,301

Minority equity in income of consolidated entities	(4,036)	(20,539)	(16,914)	(37,571)

Operating income	10,301	143,145	121,275	314,795
Financial advisory expenses	(23)	—	(3,165)	(2,191)
Other income, net	2,564	1,923	5,599	2,176

Income before provision for income taxes	12,842	145,068	123,709	314,780
Provision for income taxes	(5,161)	(57,113)	(48,931)	(124,149)

Net income	$7,681	$87,955	$74,778	$190,631

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands except number of shares and par value per share)

	December 31,
	2006	2005
	(unaudited)
ASSETS
Cash and cash equivalents	$38,732	$52,369
Receivables	119,491	143,481
Real estate inventories
Owned	1,431,753	1,303,476
Not owned	200,667	115,772
Investments in and advances to unconsolidated joint ventures	3,560	397
Property and equipment, less accumulated depreciation of $12,465 and $9,936 at December 31, 2006 and 2005, respectively	16,828	18,553
Deferred loan costs	11,258	12,323
Goodwill	5,896	5,896
Other assets	50,410	38,735

	$1,878,595	$1,691,002

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$48,592	$67,326
Accrued expenses	111,871	181,068
Liabilities from inventories not owned	131,564	—
Notes payable	304,096	125,619
7 5/8 % Senior Notes due December 15, 2012	150,000	150,000
10 3/4% Senior Notes due April 1, 2013	247,218	246,917
7 1/2% Senior Notes due February 15, 2014	150,000	150,000

	1,143,341	920,930

Minority interest in consolidated entities	109,859	227,178

Stockholders’ equity
Common stock, par value $0.01 per share; 3,000 shares authorized; 1,000 shares outstanding at December 31, 2006; 30,000,000 shares authorized; 8,652,067 shares issued and outstanding at December 31, 2005; 1,275,000 shares issued and held in treasury at December 31, 2005	—	86
Additional paid-in capital	43,213	35,404
Retained earnings	582,182	507,404

	625,395	542,894

	$1,878,595	$1,691,002

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

SELECTED FINANCIAL DATA (dollars in thousands):

	Three Months Ended December 31,		Last Twelve Months Ended December 31,
	2006	2005	2006		2005
Net income	$7,681	$87,955	$74,778		$190,631
Net cash provided by (used in) operating activities	$63,215	$229,392	$(22,190)		$(44,534)
Interest incurred	$19,091	$21,096	$80,173		$73,208
Adjusted EBITDA (1)	$58,557	$173,179	$219,846		$375,627
Ratio of adjusted EBITDA to interest incurred			2.74	x	5.13	x

Balance Sheet Data

	December 31,
	2006		2005
Stockholders’ equity	$625,395		$542,894
Total debt	851,314		672,536

Total book capitalization	$1,476,709		$1,215,430

Ratio of debt to total book capitalization	57.6%		55.3%
Ratio of debt to total book capitalization (net of cash)	56.5%		53.3%
Ratio of debt to LTM adjusted EBITDA	3.87	x	1.79	x
Ratio of debt to LTM adjusted EBITDA (net of cash)	3.70	x	1.65	x

(1)

Adjusted EBITDA means net income plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) non-cash impairment charges, (v) depreciation and amortization and (vi) cash distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with accounting principles generally accepted in the United States. Adjusted EBITDA is presented herein because it is a component of certain covenants in the indentures governing the Company’s 7 5/8% Senior Notes, 10 3/4% Senior Notes and 7 1/2% Senior Notes (“Indentures”). In addition, management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized financial indicator of a company’s ability to service and/or incur debt. The calculations of adjusted EBITDA below are presented in accordance with the requirements of the Indentures.

Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income to adjusted EBITDA is provided as follows:

	Three Months Ended December 31,		Last Twelve Months Ended December 31,
	2006	2005	2006	2005
Net income	$7,681	$87,955	$74,778	$190,631
Provision for income taxes	5,161	57,113	48,931	124,149
Interest expense:
Interest incurred	19,091	21,096	80,173	73,208
Interest capitalized	(19,091)	(21,096)	(80,173)	(73,208)
Amortization of capitalized interest in cost of sales	19,017	22,832	54,356	55,748
Non-cash impairment charge	25,870	4,600	39,895	4,600
Depreciation and amortization	672	532	2,529	2,092
Cash distributions of income from unconsolidated joint ventures	—	(65)	2,599	2,708
Equity in loss (income) of unconsolidated joint ventures	156	212	(3,242)	(4,301)

Adjusted EBITDA	$58,557	$173,179	$219,846	$375,627

A reconciliation of net cash provided by (used in) operating activities to adjusted EBITDA is provided as follows:

	Three Months Ended December 31,		Last Twelve Months Ended December 31,
	2006	2005	2006	2005
Net cash provided by (used in) operating activities	$63,215	$229,392	$(22,190)	$(44,534)
Interest expense:
Interest incurred	19,091	21,096	80,173	73,208
Interest capitalized	(19,091)	(21,096)	(80,173)	(73,208)
Amortization of capitalized interest in cost of sales	19,017	22,832	54,356	55,748
State income tax refund credited to additional paid-in capital	—	(1,845)	(10)	(1,845)
Federal income tax refund credited to additional paid-in capital	—	—	(1,820)	—
Minority equity in (income) loss of consolidated entities	(4,036)	(20,539)	(16,914)	(37,571)
Net changes in operating assets and liabilities:
Receivables	80,464	107,742	(23,990)	104,179
Real estate inventories - owned	(56,314)	(167,133)	147,790	232,240
Real estate inventories - not owned	(67,793)	—	(67,793)	—
Deferred loan costs	236	(696)	(1,065)	(1,659)
Other assets	9,970	936	20,079	6,173
Accounts payable	13,975	(1,912)	18,734	(27,962)
Accrued expenses	(177)	4,402	112,669	90,858

Adjusted EBITDA	$58,557	$173,179	$219,846	$375,627